NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT: Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Gross Premiums Written Up 8.6%; Return on Equity of 12.2%

Greenwich, CT, October 22, 2019 - W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the third quarter of 2019 of $165 million, or $0.85 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2019	2018	2019	2018

Gross premiums written	$2,093,050	$1,927,785	$6,229,141	$5,855,280
Net premiums written	1,749,906	1,624,214	5,202,971	4,913,656

Net income to common stockholders	165,208	161,920	562,638	508,392
Net income per diluted share (1)	0.85	0.84	2.91	2.64

Return on equity (2)	12.2%	12.0%	13.8%	12.5%

(1)	2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•Gross and net premiums written increased 8.6% and 7.7%, respectively.
•Average rate increases excluding workers' compensation were more than 7%.
•Underwriting income increased 61.1% to $107 million.
•Annualized after-tax return on equity was 12.2% (pre-tax of 14.9%).

•	The accident year combined ratio excluding catastrophe losses was 91.9%. The reported combined ratio was 93.6%, inclusive of 1.9 loss ratio points from catastrophes.

•	For the nine months ended, book value per share grew 13.7%, before dividends.

The Company commented:
The Company continued its strong performance in the third quarter of 2019 with a 12.2% annualized after-tax return on equity.
Growing opportunities presented by current market conditions, including accelerating rate increases in all lines of business except workers’ compensation, drove growth in premiums written. We continue to focus on lines of business that have the potential to meet or exceed our targeted risk-adjusted return and have been carefully monitoring the rising trends in loss costs for an extended period of time. As market momentum accelerates, we anticipate that price increases will persist for the foreseeable future.
The investment portfolio performed as anticipated despite a challenging interest rate environment that remains volatile and difficult to predict. We manage the investment portfolio for stability and predictability by maintaining the quality and duration of our fixed maturity securities. Overall net investment income was impacted as investment fund performance returned to an average level compared to the notably strong earnings in the prior year. While our total return approach to portfolio management has resulted in some variability from quarter to quarter, it has benefited our overall long-term returns.
We continue to successfully execute our long-term strategy of delivering superior risk-adjusted returns to our shareholders through profitable underwriting with low volatility, growth in areas of the market with attractive returns and an above average-total return in our investment portfolio. The (re)insurance market is in the early stages of a meaningful transition. Historically, this type of market dislocation has provided the Company with meaningful opportunities and, once again, we expect our results will benefit from them.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 22, 2019, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2019 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015 ("TRIPRA"), and TRIPRA's potential expiration; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2019 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2019	2018	2019	2018
Revenues:
Net premiums written	$1,749,906	$1,624,214	$5,202,971	$4,913,656
Change in unearned premiums	(73,096)	(20,729)	(286,464)	(161,709)
Net premiums earned	1,676,810	1,603,485	4,916,507	4,751,947
Net investment income	161,692	186,124	508,279	514,419
Net realized and unrealized gains on investments	1,465	22,334	143,691	140,429
Revenues from non-insurance businesses	101,880	95,168	283,005	242,037
Insurance service fees	23,681	30,782	71,440	91,175
Other income	188	9	3,200	59
Total revenues	1,965,716	1,937,902	5,926,122	5,740,066
Expenses:
Losses and loss expenses	1,041,471	1,017,720	3,058,950	2,954,575
Other operating costs and expenses	581,045	577,648	1,760,961	1,781,230
Expenses from non-insurance businesses	101,743	93,463	280,141	238,198
Interest expense	38,475	39,848	119,913	116,608
Total expenses	1,762,734	1,728,679	5,219,965	5,090,611
Income before income taxes	202,982	209,223	706,157	649,455
Income tax expense	(37,831)	(44,780)	(141,965)	(136,661)
Net income before noncontrolling interests	165,151	164,443	564,192	512,794
Noncontrolling interests	57	(2,523)	(1,554)	(4,402)
Net income to common stockholders	$165,208	$161,920	$562,638	$508,392

Net income per share (1):
Basic	$0.87	$0.85	$2.95	$2.68
Diluted	$0.85	$0.84	$2.91	$2.64

Average shares outstanding (1) (2):
Basic	190,862	190,241	190,593	189,862
Diluted	193,589	192,842	193,557	192,606

(1)	2018 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(2)
Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Third Quarter		Nine Months
	2019	2018	2019	2018
Insurance:
Gross premiums written	$1,850,012	$1,740,318	$5,565,862	$5,298,564
Net premiums written	1,529,113	1,455,342	4,601,077	4,420,019
Premiums earned	1,493,854	1,447,628	4,396,071	4,254,497
Pre-tax income	202,390	193,587	612,777	555,697
Loss ratio	61.8%	63.6%	62.3%	62.3%
Expense ratio	31.2%	32.0%	31.3%	32.6%
GAAP combined ratio	93.0%	95.6%	93.6%	94.9%

Reinsurance & Monoline Excess:
Gross premiums written	$243,038	$187,467	$663,279	$556,716
Net premiums written	220,793	168,872	601,894	493,637
Premiums earned	182,956	155,857	520,436	497,450
Pre-tax income	46,863	48,061	144,353	148,926
Loss ratio	64.6%	62.1%	61.6%	60.9%
Expense ratio	33.7%	36.2%	35.2%	36.2%
GAAP combined ratio	98.3%	98.3%	96.8%	97.1%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$1,465	$22,334	$143,691	$140,429
Interest expense	(38,475)	(39,848)	(119,913)	(116,608)
Other revenues and expenses	(9,261)	(14,911)	(74,751)	(78,989)
Pre-tax loss	(46,271)	(32,425)	(50,973)	(55,168)

Consolidated:
Gross premiums written	$2,093,050	$1,927,785	$6,229,141	$5,855,280
Net premiums written	1,749,906	1,624,214	5,202,971	4,913,656
Premiums earned	1,676,810	1,603,485	4,916,507	4,751,947
Pre-tax income	202,982	209,223	706,157	649,455
Loss ratio	62.1%	63.5%	62.2%	62.2%
Expense ratio	31.5%	32.4%	31.7%	33.0%
GAAP combined ratio	93.6%	95.9%	93.9%	95.2%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)
Commencing with the first quarter of 2019, the Company renamed the Reinsurance segment to Reinsurance & Monoline Excess, and reclassified the monoline excess business from the Insurance segment. The reclassified business includes operations that solely retains risk on an excess basis. Reclassifications have been made to the Company's 2018 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2019	2018	2019	2018
Net premiums written:
Other liability	$553,802	$497,990	$1,607,613	$1,471,145
Workers' compensation	303,116	321,995	997,733	1,026,543
Short-tail lines (1)	318,310	305,516	934,757	908,765
Commercial automobile	196,851	189,474	608,533	589,923
Professional liability	157,034	140,367	452,441	423,643
Total Insurance	1,529,113	1,455,342	4,601,077	4,420,019
Casualty reinsurance	132,335	90,305	343,541	252,946
Monoline excess	49,851	49,450	141,572	141,351
Property reinsurance	38,607	29,117	116,781	99,340
Total Reinsurance & Monoline Excess	220,793	168,872	601,894	493,637
Total	$1,749,906	$1,624,214	$5,202,971	$4,913,656

Losses from catastrophes:
Insurance	$15,381	$29,352	$53,444	$49,412
Reinsurance & Monoline Excess	16,079	9,650	16,178	10,534
Total	$31,460	$39,002	$69,622	$59,946

Net investment income:
Core portfolio (2)	$134,259	$137,487	$404,812	$399,188
Investment funds	19,033	41,005	77,284	94,075
Arbitrage trading account	8,400	7,632	26,183	21,156
Total	$161,692	$186,124	$508,279	$514,419

Net realized and unrealized gains on investments:
Net realized (losses) gains on investment sales	$(2,761)	$153,847	$27,969	$420,799
Change in unrealized gains on equity securities	4,226	(131,513)	115,722	(280,370)
Total	$1,465	$22,334	$143,691	$140,429

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$528,399	$519,380	$1,560,350	$1,566,473
Insurance service expenses	26,171	27,268	77,513	90,970
Net foreign currency gains	(22,590)	(17,267)	(29,084)	(22,033)
Other costs and expenses	49,065	48,267	152,182	145,820
Total	$581,045	$577,648	$1,760,961	$1,781,230

Cash flow from operations	$392,398	$223,162	$795,044	$342,524

(1)	Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2)	Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2019	December 31, 2018

Net invested assets (1)	$19,470,231	$18,828,321
Total assets	26,218,511	24,895,977
Reserves for losses and loss expenses	12,396,955	11,966,448
Senior notes and other debt	1,434,725	1,882,028
Subordinated debentures	908,053	907,491
Common stockholders’ equity (2)	6,056,296	5,437,851
Common stock outstanding (3) (4)	183,674	182,994
Book value per share (4) (5)	32.97	29.72
Tangible book value per share (4) (5)	31.71	28.42

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of September 30, 2019, reflected in common stockholders' equity are after-tax unrealized investment gains of $128 million and unrealized currency translation losses of $450 million. As of December 31, 2018, after-tax unrealized investment losses were $91 million and unrealized currency translation losses were $419 million.

(3)
During the three and nine months ended September 30, 2019, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)	December 31, 2018 shares outstanding and per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on April 2, 2019.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2019
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$816,114	4.2%
State and municipal:
Special revenue	2,457,938	12.6%
Local general obligation	466,969	2.4%
State general obligation	404,875	2.1%
Pre-refunded	305,546	1.6%
Corporate backed	250,980	1.3%
Total state and municipal	3,886,308	19.9%
Mortgage-backed securities:
Agency	912,782	4.7%
Residential - Prime	408,412	2.1%
Commercial	363,075	1.9%
Residential - Alt A	34,892	0.2%
Total mortgage-backed securities	1,719,161	8.9%
Asset-backed securities	2,748,256	14.1%
Corporate:
Industrial	2,365,523	12.1%
Financial	1,427,591	7.3%
Utilities	322,060	1.8%
Other	21,094	0.1%
Total corporate	4,136,268	21.2%
Foreign government	779,968	4.0%
Total fixed maturity securities (1)	14,086,075	72.3%
Equity securities available for sale:
Preferred stocks	295,593	1.5%
Common stocks	148,061	0.8%
Total equity securities available for sale	443,654	2.3%
Real estate	2,102,391	10.8%
Investment funds (2)	1,226,405	6.3%
Cash and cash equivalents (3)	877,428	4.5%
Arbitrage trading account	641,993	3.3%
Loans receivable	92,285	0.5%
Net invested assets	$19,470,231	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.8 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $0.9 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.